UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 12, 2025
Date of Report (Date of earliest event reported)

EVERCOMMERCE INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40575	81-4063428
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3601 Walnut Street, Suite 400
Denver, Colorado 80205
(Address of principal executive offices) (Zip Code)

(720) 647-4948
(Registrant’s telephone number, include area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	EVCM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 12, 2025, John Marquis resigned from the Board of Directors (the “Board”) of EverCommerce Inc. (the “Company”), effective on such date. Mr. Marquis was designated to serve on the Company’s Board of Directors by Providence Strategic Growth II L.P. and certain affiliated entities (“PSG”) pursuant to the Stockholders Agreement between the Company, SLA CM Eclipse Holdings, L.P. and certain of its affiliated entities and Providence Strategic Growth II L.P. and certain of its affiliated entities, dated June 30, 2021 (the “Stockholders Agreement”). Mr. Marquis’s resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On February 14, 2025, the Board elected Tanner Austin to the Board as a Class III director, effective immediately, to fill the vacancy created by Mr. Marquis’s resignation. Mr. Austin was designated to serve on the Board by PSG, consistent with the Stockholders Agreement.

Mr. Austin has waived participation in the Company’s Non-Employee Director Compensation Program. The Company expects to enter into the Company’s standard form of indemnification agreement with Mr. Austin.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2025	EVERCOMMERCE INC.

	By:	/s/ Lisa Storey
Lisa Storey
Chief Legal Officer